                                VALUE LINE, INC.
                              220 EAST 42ND STREET
                            NEW YORK, NEW YORK 10017

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 -------------

TO THE SHAREHOLDERS:

    Notice is hereby given that the Annual Meeting of the Shareholders of Value Line, Inc. (the "Company") will be held on October 11, 2001, at 9:30 a.m. at the New York Helmsley Hotel, Turtle Bay Room, 212 East 42nd Street, 3rd Floor, New York, NY 10017 for the following purposes:

    1.  To elect seven directors of Value Line, Inc.; and

    2.  To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on September 14, 2001 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

    We urge you to vote on the business to come before the meeting by promptly executing and returning the enclosed proxy in the envelope provided or by casting your vote in person at the meeting.

                                      By order of the Board of Directors

                                      HOWARD A. BRECHER,
                                      VICE PRESIDENT AND SECRETARY

New York, New York
September 20, 2001

                                VALUE LINE, INC.
                              220 EAST 42ND STREET
                            NEW YORK, NEW YORK 10017

                                 --------------

                ANNUAL MEETING OF SHAREHOLDERS--OCTOBER 11, 2001
                                 --------------

                                PROXY STATEMENT

    The following information is furnished to each shareholder in connection with the foregoing Notice of Annual Meeting of Shareholders of Value Line, Inc. (the "Company") to be held on October 11, 2001. The enclosed proxy is for use at the meeting and any adjournments thereof. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 20, 2001.

    The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company. A proxy executed on the enclosed form may be revoked by the shareholder at any time before the shares are voted by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person. The shares represented by all proxies which are received by the Company in proper form will be voted as specified. If no specification is made in a proxy, the shares represented thereby will be voted for the election of the Board's nominees as Directors.

    The expense in connection with the solicitation of proxies will be borne by the Company.

    Only holders of Common Stock of record at the close of business on September 14, 2001 will be entitled to vote at the meeting. On that date, there were 9,979,325 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

    Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote on a particular matter is necessary to constitute a quorum of shareholders to take action at the Annual Meeting with respect to such matter. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Company's By-Laws, the nominees standing for election as directors will be elected by a plurality of the votes cast and each other matter will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or the Company's Certificate of Incorporation or By-Laws. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the nominees standing for election as directors have been elected and whether each other matter has been approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of September 14, 2001 as to shares of the Company's Common Stock held by persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock.

         Name and Address             Number of Shares    Percentage of Shares
        of Beneficial Owner          Beneficially Owned   Beneficially Owned(1)
        -------------------          ------------------   ---------------------
Arnold Bernhard & Co., Inc.(1)            8,609,403               86.27%
220 East 42nd Street
New York, NY 10017

---------
(1) Jean Bernhard Buttner, Chairman of the Board, President and Chief Executive Officer of the Company, owns all of the outstanding voting stock of Arnold Bernhard & Co., Inc.

    The following table sets forth information as of July 31, 2001 with respect to shares of the Company's Common Stock owned by each nominee for director of the Company, by each executive officer listed in the Summary Compensation Table and by all executive officers and directors as a group.

              Name of                  Number of Shares    Percentage of Shares
          Beneficial Owner            Beneficially Owned    Beneficially Owned
          ----------------            ------------------   --------------------
Jean Bernhard Buttner                      100(1)                   *
Harold Bernard, Jr.                        432                      *
Howard A. Brecher                        2,800(2)                   *
Samuel Eisenstadt                          100                      *
David T. Henigson                          150                      *
Herbert Pardes                             100                      *
Marion N. Ruth                             200                      *
All directors and executive officers
as a group (7 persons)                   3,882(1)(2)                *

---------
* Less than one percent

(1) Excludes 8,609,403 shares (86.27% of the outstanding shares) owned by Arnold Bernhard & Co., Inc.

(2) Includes 2,275 shares purchasable within 60 days of July 31, 2001 upon the exercise of stock options by Mr. Brecher.

                             ELECTION OF DIRECTORS

    At the meeting, seven directors are to be elected. If no contrary indication is made, the persons named in the enclosed proxy will vote for the election of the nominees listed below. If any nominee shall become unavailable for reasons presently unknown, the proxy will be voted for the election of the other nominees named herein and may be voted for the election of a substitute nominee.

    During the fiscal year ended April 30, 2001, there were four meetings of the Board of Directors. Each director attended at least 75% of the meetings held during the year of the Board of Directors and of each committee on which he or she served.

    The Board of Directors has established an Audit Committee which consists of Harold Bernard, Jr., Herbert Pardes, M.D. and Marion N. Ruth. The Committee held two meetings during the year ended April 30, 2001 to discuss audit and financial reporting matters with both management and the Company's independent public accountants. The Board of Directors has also established a Compensation Committee consisting of Marion N. Ruth, Howard A. Brecher and David T. Henigson. The Committee held two meetings following the close of the 2001 fiscal year to discuss the compensation of the chief executive officer. The Company does not have a standing nominating committee.

    A director who is also an employee of the Company receives no compensation for his service on the Board in addition to that compensation which he receives as an employee. For fiscal 2001, a director who was not an employee of the Company was paid a director's fee of $3,000 per year plus $1,750 for each Board meeting attended and $2,500 for each Audit Committee meeting attended.

    Information concerning the nominees for directors appears in the following table. Except as otherwise indicated, each of the following has held an executive position with the companies indicated for at least five years.

           NOMINEE, AGE AS OF SEPTEMBER 14, 2001              DIRECTOR
                  AND PRINCIPAL OCCUPATION                     SINCE
           -------------------------------------              --------
Jean Bernhard Buttner* (66). Chairman of the Board,             1982
President, and Chief Executive and Operating Officer of the
Company and Arnold Bernhard & Co., Inc.; Chairman of the
Board and President and Director or Trustee of each of the
Value Line Funds; Trustee, Skidmore College.

Harold Bernard, Jr. (70). Attorney-at-law. Retired              1982
Administrative Law Judge, National Labor Relations Board.
Director of Arnold Bernhard & Co., Inc. Judge Bernard is a
cousin of Jean Bernhard Buttner.

Samuel Eisenstadt (79). Senior Vice President and Research      1982
Chairman of the Company.

Howard A. Brecher* (47). Vice President of the Company since    1992
1996 and Secretary since 1992; Secretary, Treasurer and
General Counsel of Arnold Bernhard & Co., Inc. since 1991,
Director since 1992 and Vice President since 1994.

David T. Henigson* (44). Vice President of the Company since    1992
1992 and Treasurer since 1994; Director of Compliance and
Internal Audit of the Company since 1988; Vice President of
each of the Value Line Funds since 1992 and Secretary and
Treasurer since 1994; Vice President and Director of Arnold
Bernhard & Co., Inc. since 1992.

Herbert Pardes, M.D. (67). President and CEO of                 2000
NewYork-Presbyterian Hospital since 2000; Vice President for
Health Sciences and Dean of the Faculty of Medicine at the
College of Physicians & Surgeons of Columbia University
(1989-2000).

Marion N. Ruth (66). Real Estate Executive. President, Ruth     2000
Realty (real estate broker). Director or Trustee of each of
the Value Line Funds.

---------
* Member of the Executive Committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended April 30, 2001, 2000 and 1999 of the chief executive officer of the Company and each of the other executive officers of the Company who were serving at April 30, 2001. The Company has four executive officers.

                                                                       Long-Term
                                                                      Compensation
                                                                  --------------------
                                                                         Awards
                                                                  --------------------
                                                                  Restricted
                                        Annual Compensation         Stock      Options       All Other
Name and                   Fiscal   ---------------------------    Award(s)    Granted   Compensation (b)
Principal Position          Year    Salary ($)    Bonus (a)($)       ($)         (#)            ($)
-------------------------  ------   -----------   -------------   ----------   -------   -----------------
Jean B. Buttner             2001      853,092        900,000         --          --            18,311
Chairman of the Board and   2000      826,807        900,000         --          --            20,944
 Chief Executive Officer    1999      807,611        800,000         --          --            19,777
Samuel Eisenstadt           2001      128,750        120,000         --          --            15,450
Senior Vice President and   2000      125,000        120,000         --          --            17,500
 Research Chairman          1999      125,000        110,000         --          --            16,625
David T. Henigson           2001      100,000        375,000         --          --            12,000
Vice President              2000      100,000        300,000         --          --            14,000
                            1999      100,000        242,500         --          --            14,000
Howard A. Brecher           2001       50,000        295,000         --          --             6,000
Vice President              2000       50,000        250,000         --          --             7,000
                            1999       50,000        210,000         --          --             7,000

----------
(a) A portion of the bonuses are contingent upon future employment.

(b) Employees of the Company are members of the Profit Sharing and Savings Plan (the "Plan"). The Plan provides for a discretionary annual contribution out of net operating income which is (subject to legal limitations) proportionate to the salaries of eligible employees. The Company's contribution expense was $1,180,000 for the year ended April 30, 2001. Each employee's interest in the Plan is invested in such proportions as the employee may elect in shares of one or more of the mutual funds available under the Plan for which the Company acts as investment adviser. Distributions under the Plan vest in accordance with a schedule based upon the employee's length of service and are payable upon request at the time of the employee's retirement, death, total disability, or termination of employment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in fiscal 2001, the value realized through the exercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.

                                                            Number of               Value of Unexercised
                                                       Unexercised Options         In-the-Money Options at
                                                        at April 30, 2001            April 30, 2001 (1)
                   Shares Acquired                  -------------------------   -----------------------------
                     Upon Option        Value                         Not                           Not
Name                  Exercise       Realized (1)   Exercisable   Exercisable   Exercisable     Exercisable
----               ---------------   ------------   -----------   -----------   -----------   ---------------
Howard A. Brecher        300            $2,925         2,675         --           $27,419         --

---------
(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Arnold Bernhard & Co., Inc. utilizes the services of officers and employees of the Company to the extent necessary to conduct its business. The Company and Arnold Bernhard & Co., Inc. allocate costs for office space, equipment and supplies and staff pursuant to a servicing and reimbursement arrangement. During the year ended April 30, 2001, the Company was reimbursed $549,000 for such expenses. In addition, a tax-sharing arrangement allocates the tax liabilities of the two companies between them. The Company pays to Arnold Bernhard &
Co., Inc. an amount equal to the Company's liability as if it filed separate tax returns.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors is comprised of the three independent directors named below. The Committee has adopted a written charter which has been approved by the Board of Directors of the Company and which is set forth in Appendix A of this Proxy Statement. The Committee has reviewed and discussed Value Line's audited financial statements with management. The Committee has discussed with Horowitz & Ullmann, P.C., the Company's outside auditing firm, the matters required to be discussed by SAS 61 (Communication with Audit Committee). The Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Horowitz & Ullmann, P.C. its independence.

    Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements certified by Horowitz & Ullmann, P.C. be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2001 for filing with the Securities and Exchange Commission.

Harold Bernard, Jr.
Herbert Pardes, M.D.
Marion N. Ruth

AUDIT AND NON-AUDIT FEES

    For the fiscal year ended April 30, 2001, fees for services provided by Horowitz & Ullmann, P.C., were as follows:

Audit services                                                $111,595
Financial information systems design and implementation              0
All other (including tax consulting)                           149,960

                         COMPENSATION COMMITTEE REPORT

    The Company's executive compensation program is intended to enable the Company to attract and retain able and experienced executives, to promote successful corporate performance and to compensate appropriately executives who contribute to the management and long-term profitability of the Company. The following guidelines have been established to carry out this policy:

    (a) Base salaries and bonuses should be maintained at levels consistent with competitive market compensation practices; and

    (b) A portion of the executive compensation should reflect the performance of the Company and the individual.

    The Company's compensation program is comprised of two main components: Base Salary and Incentive Compensation (Bonus).

BASE SALARY

    Base salaries for the Company's executives take into account the amounts paid by companies of comparable size engaged in the business of publishing or investment management, as applicable. The Committee believes that the base salary levels as established are reasonable and competitive and necessary to attract and retain key employees.

ANNUAL INCENTIVE COMPENSATION PLAN

    Bonus payments are awarded to executives based upon competitive conditions, individual performance and the success of the Company. The performance of the Company and attainment of individual goals and objectives are given approximately equal weighting in determining bonuses paid to all executive officers.

    The Internal Revenue Code limits to one million dollars the allowable tax deduction that may be taken by the Company for compensation paid to each executive officer included in the Summary Compensation Table. Compensation in excess of the one million dollar level is deductible only if a series of requirements including fixed numerical performance goals are met. The Company's compensation program does not attempt to meet all the applicable Internal Revenue Service requirements for such a deduction because the Company considers it essential to retain flexibility in establishing performance standards which recognize a full range of the criteria important to the Company's long-run success, such as appropriate investments in product and service development and other strategic decisions, even where some portion of executive compensation may not be deductible. These strategic investments could decrease earnings (and executive bonuses) in the short run while yielding returns to the Company in the future. In addition, performance goals for the Company would be difficult to set appropriately because the Company has several important lines of business, the financial results for which depend to varying but substantial degrees on equity market conditions beyond its control.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 2001

    Jean B. Buttner's base salary in fiscal 2001 was increased from that paid in fiscal 2000 on the basis of the general cost-of-living percentage increase awarded to Company personnel. Mrs. Buttner was awarded a bonus under the Company's annual incentive compensation plan for fiscal 2001 of $900,000. In establishing this bonus, consideration was given to several important individual and Company achievements during the fiscal year, including restructuring of investment advisory related fees to enhance marketing capabilities while increasing revenues. Mrs. Buttner was also responsible for major strategic initiatives including strategic outsourcing alliances.

    At the request of the Compensation Committee, Pearl Meyer & Partners, Inc., executive compensation consultants, provided a study and recommendation in regard to Mrs. Buttner's fiscal 2001 compensation. The study included a comparative analysis of both Mrs. Buttner's compensation and the financial performance of the Company in relation to a peer group developed by the consultants which is set forth on page 9.

    The Company has two substantial lines of business, whereas most of its competitors have a single line of business. As a result, the Committee considered CEO compensation in both the investment management and publishing industries. Compensation in investment management was deemed more relevant in determining compensation for the CEO position, pursuant to analysis provided by Pearl Meyer & Partners, Inc.

    Pearl Meyer & Partners, Inc. observed in its report for 2001, that the Company attained excellent results for operating income, revenue and growth in shareholder return. Performance was strong relative to a peer group of asset managers, financial services firms and specialty publishers. Overall, the report noted, the Company continued to deliver strong net income and impressive shareholder returns, provide high quality products and position itself for growth in long-term value reflecting, in large measure, Mrs. Buttner's strategic leadership. Her leadership contributions included, among others, the decision to restructure the Company's investment portfolio, which yielded income tax savings of nearly $4 million.

    The report indicated that based on Pearl Meyer's surveyed compensation data, Mrs. Buttner's total compensation for fiscal 2001 would rank her near the median among those in the peer group. It concluded that given the Company's financial performance and shareholder returns in the difficult equity market environment of 2000-2001, Mrs. Buttner's total direct compensation for fiscal 2001 is reasonable in terms of that offered by comparable companies. The report added that when stock options granted by peer companies to their chief executives--but not granted to Mrs. Buttner-- are taken into account, the Value Line chief executive's total remuneration falls below the median. Mrs. Buttner, through her ownership of stock of Arnold Bernhard & Co., Inc., holds a very significant economic interest in the Company. Although normally stock options would almost certainly be a part of her compensation package, the Committee believed that her existing significant ownership interest made stock option grants redundant.

    The report recommended a moderate increase in fiscal 2001 compensation for Mrs. Buttner. Based on Mrs. Buttner's request that her annual incentive compensation not be increased in light of the difficult environment in which the Company operated in fiscal 2001, the Committee determined that the 2001 compensation package described above was reasonable and appropriate.

                                                    COMPENSATION COMMITTEE

                                                        Marion N. Ruth
                                                      Howard A. Brecher
                                                      David T. Henigson

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The names of the members of the Compensation Committee during the fiscal year ended April 30, 2001 are set forth above. During such fiscal year, each of Howard A. Brecher and David T. Henigson served as an officer and director of the Company and each of its subsidiaries. Each of such individuals also served as an officer and director of Arnold Bernhard & Co., Inc. Marion N. Ruth served as a director of the Company and as a director or trustee of each of the Value Line Mutual Funds. Certain relationships between the Company and Arnold Bernhard & Co., Inc. are described above under "Certain Relationships and Related Transactions."

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                Value Line, Inc., Russell 2000 Index And Peer Group
                     (Performance Results Through 4/30/00)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      VALUE LINE, INC.  RUSSELL 2000 INDEX  PEER GROUP
1996           $100.00             $100.00     $100.00
1997           $150.51             $100.01     $116.43
1998           $208.61             $142.03     $174.83
1999           $176.43             $128.38     $164.95
2000           $170.86             $150.16     $233.28
2001           $200.65             $142.08     $332.61

         Value Line, Inc.   $100.00  $150.51  $208.61  $176.43  $170.86  $200.65
         Russell 2000
         Index              $100.00  $100.01  $142.03  $128.38  $150.16  $142.08
         Peer Group         $100.00  $116.43  $174.83  $164.95  $233.28  $332.61

Assumes $100 invested at the close of trading 4/30/96 in Value Line, Inc. common stock, Russell 2000 Index, and Peer Group.
*Cumulative total return assumes reinvestment of dividends.
(1) The Peer Group is comprised of the following companies:
         Atalanta Sosnoff Capital Corp.
         Courier Corp.
         Eaton Vance Corp.
         Federated Investors Inc PA
         Hoenig Group, Inc.
         Hungary Minds, Inc.
         John Nuveen Co.
         Lee Enterprises, Inc.
         Thomas Nelson Inc.
         Waddell & Reed Financial Inc.

(2) The Company believes that its total return is impaired by the relatively small float of public shares outstanding and the resulting general illiquidity in trading and lack of analyst coverage for its stock.

    The Compensation Committee Report, the Report of the Audit Committee and the Comparative Five-Year Total Returns graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 of the Exchange Act.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The independent certified public accountants selected by the Board of Directors to audit the Company's books and records for the 2002 fiscal year are the firm of Horowitz & Ullmann, P.C., which firm also audited the Company's books and records for the fiscal year ended April 30, 2001. It is expected that a representative of Horowitz & Ullmann, P.C. will be present at the Annual Meeting. The representative of Horowitz & Ullmann, P.C. will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate shareholder questions.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Shareholder proposals intended for presentation at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than May 13, 2002. The Company's By-Laws contain other procedures for proposals to be properly brought before an annual meeting of shareholders. To be timely, a shareholder must have given written notice of a proposal to the Chairman of the Board of Directors with a copy to the Secretary and such notice must be received at the principal executive offices of the Company not less than thirty nor more than sixty days prior to the scheduled annual meeting; provided, however, that if less than forty days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder on the date of such shareholder notice and (iv) any material interest of the shareholder in such proposal.

                            FORM 10-K ANNUAL REPORT

    ANY SHAREHOLDER WHO DESIRES A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY OBTAIN A COPY (EXCLUDING EXHIBITS) WITHOUT CHARGE BY ADDRESSING A REQUEST TO THE SECRETARY OF THE COMPANY AT 220 EAST 42ND STREET, NEW YORK, NEW YORK 10017. EXHIBITS MAY ALSO BE REQUESTED, AT A CHARGE EQUAL TO THE REPRODUCTION AND MAILING COSTS.

                                    GENERAL

    The Board of Directors is not aware of any business to come before the meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if any other business is properly brought before the meeting, it is the intention of the persons directed to vote the shareholders' stock to vote such stock in accordance with their best judgment.

    The Company is mailing its Annual Report for the fiscal year ended April 30, 2001 to shareholders together with this Proxy Statement.

                                                                      Appendix A

                                VALUE LINE, INC.
                            AUDIT COMMITTEE CHARTER

    The Board of Directors (the "Board") of Value Line, Inc. (the "Company") shall appoint the Audit Committee (the "Audit Committee") which should be constituted and have the responsibility and authority as described herein.

COMPOSITION

    The Audit Committee shall meet the size, independence and experience requirements of the National Association of Securities Dealers, Inc.

RESPONSIBILITY

    The Audit Committee's primary responsibility shall be to assist the Board in monitoring the financial statements of the Company and the independence of the Company's external auditors.

    In carrying out its responsibility, the Audit Committee shall undertake the following activities:

1. Recommend to the Board, in advance of the annual meeting of the shareholders, the appointment of the independent auditor to audit the books, records and accounts of the Company. Such independent auditor is ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders.

2. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit and approve the proposed fee for the audit.

3. Receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and the Company. This report shall be consistent with Independence Standards Board Standard No. 1 regarding the auditor's independence. The Audit Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

4. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including:

    (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

    (b) Significant financial reporting issues and judgments.

    (c) Any major changes to the Company's auditing and accounting principles and practices.

5. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

6. Review the Company's annual audited financial statements and the report thereon with the independent auditor and management prior to the publication of such statements.

7. Adopt the report (to be prepared by the Company's legal counsel) required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, which shall include a statement of whether the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K.

8. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

    The Audit Committee shall meet at least two times a year and make an oral report to the Board following each meeting.

    While the Audit Committee has the responsibility and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

P
R                               VALUE LINE, INC.
O                            220 EAST 42ND STREET
X                             NEW YORK, NY 10017
Y        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes and directs Howard A. Brecher and David T. Henigson and each of them, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Stockholders of VALUE LINE, INC. on Thursday, October 11, 2001, or at any adjournments thereof as hereinafter specified and, in their discretion, to vote according to their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

                                                    (CONTINUED ON REVERSE SIDE)

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                           - FOLD AND DETACH HERE -

                                                              PLEASE MARK
                                                            YOUR VOTES AS    /X/
                                                             INDICATED IN
                                                             THIS EXAMPLE

ELECTION OF NOMINEES AS DIRECTORS:               01 H. BERNARD, JR., 02 H.A. Director, 03 J. BUTTNER, 04 S. EISENSTADT,
                                                 05 D.T. HENIGSON, 06 H.PARDES AND 07 M.N. RUTH

  FOR all nominees            WITHHOLD           (INSTRUCTION: To withhold authority to vote for any individual nominee,
    listed above              AUTHORITY          write that nominee's name on the space provided below.)
(except as marked to       to vote for all
    the contrary.)      nominees listed above.   _______________________________________________________________________
         / /                    / /

                                   Please sign exactly as your name appears to the left. When signing as Trustee, Executor, Administrator, or Officer of a corporation give title as such.

                                   Dated: _______________________________, 2001

                                   ____________________________________________
                                                    Signature
                                   ____________________________________________
                                          Signature, if owned jointly

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.
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